UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/12/2005

QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7154

Pennsylvania	23-0993790
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428
(Address of principal executive offices, including zip code)

610-832-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 12, 2005, Quaker Chemical Corporation (the "Company"), an inactive subsidiary of the Company, and Hartford Accident and Indemnity Company ("Hartford") entered into a Settlement Agreement and Release (the "Agreement") relating to a dispute regarding certain coverage issues on policies issued by Hartford as applied to numerous asbestos claims brought against the subsidiary. Pursuant to the Agreement, Hartford will pay in two installments $15 million to the subsidiary to be used to pay defense and indemnity costs incurred by or on behalf of the subsidiary in connection with asbestos-related claims. In return, the subsidiary (and the Company) released Hartford from any further liability under all policies issued by Hartford to the subsidiary.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: December 16, 2005	By:	/s/ D. Jeffry Benoliel
D. Jeffry Benoliel
Vice President, Secretary and General Counsel